                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT is made as of the 1st day of June, 2002 by and between Outlook Group Corp., a Wisconsin corporation ("Buyer"), and Paragon Direct, Inc., a Wisconsin corporation ("Seller").

                                    RECITALS:

         A. Seller is engaged in the Business (as hereinafter defined); and

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller relating to the Business, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         In addition to the other definitions contained herein, the following definitions shall apply for purposes of this Agreement:

         1.1 Accounts. "Accounts" means all trade accounts receivable of Seller from the Customers purchased by Buyer hereunder.

         1.2 Assumed Contracts. "Assumed Contracts" means (a) those written agreements between Seller and the Customers, including open purchase orders received by Seller from the Customers, and (b) those written facilities and equipment leases, software licenses and other agreements that are set forth on
Schedule 1.2 attached hereto.

         1.3 Assumed Liabilities. "Assumed Liabilities" means (a) the liabilities and obligations of Seller under the Assumed Contracts arising from and after the Effective Time; (b) Seller's trade accounts payable, accounts payable relating to the Purchased Assets, refunds due customers and accrued expenses (including accrued employee vacation pay and benefits but excluding other payroll expenses), to the extent such liabilities were incurred in the ordinary course of the Business and are reflected on the Closing Balance Sheet; and (c) the obligations specifically giving rise to accrued warranty expense, to the extent reflected on the Closing Balance Sheet; and only such liabilities and obligations.

         1.4 Bill of Sale. "Bill of Sale" means the bill of sale, assignment and assumption agreement executed by Seller, in substantially the form of Exhibit A attached hereto.

         1.5 Business. "Business" means Seller's marketing and support business of list processing (including address hygiene programs, NCOA/DSF, and mail/purge for businesses or consumers), database services (including list rental fulfillment, customer marketing database, prospect database/contact management, and list enhancement/overlays), analytical services

(including profiling and modeling, REM scoring and analysis, and post-campaign/response analysis), mail processing (including postal presort & bundling and inkjet tape and label output) and forms and letters (including personalized customer letters and renewal & reorder letters).

         1.6 Cap. See Section 4.1.

         1.7 Cash. See Section 4.1.

         1.8 Closing. "Closing" means the closing of the transactions provided for in this Agreement, which shall take place at the offices of Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, or such other place as the parties may agree upon, at 11:30 a.m., Central time, on June 3, 2002 or such other date as the parties agree on, but in no event later than June 15, 2002. The Closing shall, for all intents and purposes, be deemed to be effective as of the Effective Time.

         1.9 Closing Date. "Closing Date" means the date on which the Closing occurs.

         1.10 Closing Balance Sheet. "Closing Balance Sheet" means Seller's balance sheet as of the Effective Time, prepared in a manner consistent with generally accepted accounting principles consistently applied and consistent with the Seller's balance sheet of April 30, 2002.

         1.11 Current Assets. "Current Assets" means Seller's cash (including related bank accounts), prepaid expenses, inventories, deposits and other assets set forth on the Closing Balance Sheet that are regarded under generally accepted accounting principles as being current assets (excluding the Accounts).

         1.12 Customers. "Customers" means Seller's customers, set forth on
Schedule 1.12 attached hereto, which term shall include customer lists, agreements rights, relationships, goodwill, orders, and related customer information.

         1.13 Disclosure Schedule. "Disclosure Schedule" means the disclosure schedule dated the date of this Agreement which has been executed and delivered by Seller to Buyer contemporaneously with the execution and delivery of this Agreement, and which shall be updated as of the Closing.

         1.14 Effective Time. "Effective Time" shall mean 12:01 a.m. on June 1, 2002, or such other time as Buyer and Seller may determine.

         1.15 Employment Agreement. "Employment Agreement" means an employment letter agreement from Buyer to Schacht, in a form, and with the terms, to be mutually agreed by Schacht and Buyer.

         1.16 Equipment. "Equipment" means selected items of Seller's computers, furniture, furnishings, office supplies, equipment and other fixed assets set forth on Schedule 1.16 attached hereto.

         1.17 Excluded Assets. "Excluded Assets" means Seller's goodwill, net financing costs, rights under non-compete agreements from the previous owners of Seller, and Seller's franchise to be a corporation.

         1.18 Indemnified Party; Indemnifying Party. See Section 10.1.

         1.19 Intellectual Property. "Intellectual Property" means all of Seller's intellectual property rights used in the Business or relating to the Purchased Assets, including without limitation all current and prior versions, and versions under development, of software (including source codes, object codes, notes, development materials, user and technical manuals and all rights and licenses to use third party information incorporated therein), programs, data, designs, blueprints, discoveries, specifications, formulae, domain names, website content, copyrights, patents (including patent applications), trademarks (including trademark applications), trade names (including the name "Paragon Direct"), service marks, service names, know-how, trade secrets, and other proprietary information, including all licenses to the foregoing granted by or to Seller, together with all of the goodwill associated therewith and the right to sue for past infringement thereof.

         1.20 Knowledge. See preamble in Article V.

         1.21 Law. "Law" means any federal, state or local statute, ordinance, rule, regulation, order, judgment or decree.

         1.22 Lien. "Lien" means, with respect to any asset, any mortgage, pledge, lien, charge, claim, restriction, easement, covenant, lease, encroachment, title defect, imposition, security interest or encumbrance of any kind.

         1.23 Non-Competition Agreements. "Non-Competition Agreements" mean the non-competition agreements between Buyer on the one hand, and respectively Seller and Schacht on the other hand, in substantially the forms of Exhibits B and C attached hereto.

         1.24 Purchase Price. See Section 4.1.

         1.25 Purchased Assets. "Purchased Assets" means all of the assets and rights of Seller existing as of the Closing Date (other than the Excluded Assets), including without limitation the following:

                  (a)      The Accounts;

                  (b)      The Current Assets;

                  (c)      The Equipment;

                  (d)      The Customers;

                  (e)      The Intellectual Property; and

                  (f)      Rights and interests in and to the Assumed Contracts.

         1.26 Schacht. "Schacht" means Terry P. Schacht, a Wisconsin resident individual.

         1.27 Special Accounts. "Special Accounts" means the Accounts which are specified on Schedule 1.27 attached hereto.

         1.28 Subject Transactions. "Subject Transactions" means the transactions contemplated by this Agreement.

         1.29 Third Party Claim. See Section 10.5.

         1.30 Wells Fargo. "Wells Fargo" means Wells Fargo Bank Minnesota, N.A. and any affiliates thereof.

                                   ARTICLE II
                                PURCHASE AND SALE

         As of the Effective Time, upon the terms and subject to the conditions contained herein, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of the Purchased Assets. The Purchased Assets will be conveyed to Buyer free and clear of all Liens.

                                  ARTICLE III
                            ASSUMPTION OF LIABILITIES

         As of the Effective Time, upon the terms and subject to the conditions contained herein, Buyer shall assume and agree to fully pay, perform and discharge only the Assumed Liabilities. Except for the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller, which remain Seller's Liabilities and obligations. Following the Closing, Seller shall be solely responsible to pay, perform and discharge all of its liabilities and obligations, other than the Assumed Liabilities.

                                   ARTICLE IV
                           PURCHASE PRICE; ADJUSTMENTS

         4.1 Amount; Payment Schedule. As consideration for the Purchased Assets, the Buyer shall make the following payments to Seller, together constituting the "Purchase Price", subject in all cases to the adjustments described below in this Section 4.1:

                  (a) At Closing, Buyer shall pay $1,000,000 to Seller (or its designee), by wire transfer of immediately available funds to an account designated by Seller.

                  (b) Ten business days after the delivery provided in Section
4.2 hereto, Buyer shall pay to Seller (or its designee), by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the lesser of cash on the Closing Balance Sheet or the amount of Seller's cash (as cleared funds) that has been transferred to Buyer (the "Cash").

                  (c) Buyer shall pay to Seller (or its designee), by wire transfer of immediately available funds to an account designated by Seller, the net amount of the Accounts (excluding the Special Accounts) that are actually collected by Buyer within 120 days from the Effective Time, but only up to an amount equal to the difference between $325,000 minus the amount of the Cash (the "Cap"). Subject to the Cap, Buyer shall make such payments as follows:

                  (i) 67 days after the Effective Time, Buyer shall pay to Seller the net amount of the Accounts (excluding the Special Accounts) actually collected by Buyer during the 60-day period following the Effective Time; and

                  (ii) 127 days after the Effective Time, Buyer shall pay to Seller the net amount of the Accounts (excluding the Special Accounts) actually collected by Buyer during the period from 61 days after the Effective Time until 120 days after the Effective Time.

Buyer shall use reasonable good faith efforts, consistent with its customary practices, to collect the Accounts on a timely basis.

         (d) Buyer shall pay to Seller (or its designee), by wire transfer of immediately available funds to an account designated by Seller, the net amount of the Special Accounts that are actually collected by Buyer on or prior to May 31, 2003, but only up to an amount equal to $85,000. Subject to the preceding $85,000 maximum amount, Buyer shall make such payments as follows:

                  (i) 67 days after the Effective Time, Buyer shall pay to Seller the net amount of the Special Accounts actually collected by Buyer during the 60-day period following the Effective Time;

                  (ii) 127 days after the Effective Time, Buyer shall pay to Seller the net amount of the Special Accounts actually collected by Buyer during the period from 61 days after the Effective Time until 120 days after the Effective Time; and

                  (iii) Ten business days after the receipt of any net amount prior to May 31, 2003, Buyer shall pay to Seller the net amount of the Special Accounts actually collected by Buyer during the period from 120 days after the Effective Time (or later partial payment under this subsection (d)(iii) and ending on such date of receipt.

         (e) The Purchase Price shall be reduced on a dollar-for-dollar basis by:

                  (i) the amount of any principal payments made by Seller to Wells Fargo after March 1, 2002;

                  (ii) any payments made by the Seller (and not reimbursed by Wells Fargo or another third party) either for its expenses under Section 12.1 hereof, or any similar expenses of Wells Fargo;

                  (iii) any amounts paid by Seller relating to "Other Current Liabilities" on Seller's April 30, 2002 balance sheet, and any amounts remaining due to third parties for such items or matters of the same type and nature;

                  (iv) the amount by which the accounts payable included in Assumed Liabilities as reflected on the Closing Balance Sheet exceed $130,000; and

                  (v) the amount by which the accruals for employee vacations and accrued warranties included in Assumed Liabilities together exceed $79,000.

Any such reductions to the Purchase Price shall first be applied to the payments to be made in clause (b) above, then (c)(i), then (d)(i), then (c)(ii), then
(d)(ii) and finally to clause (d)(iii).

         4.2 Lists of Purchased Assets; Closing Balance Sheet. At the Closing, Seller shall deliver to Buyer a list of Assumed Contracts and Customers and estimated itemized lists of the Accounts (including an aging schedule), Current Assets and Equipment, and an estimated Closing Balance Sheet. Within ten days after the Closing, Seller shall deliver to Buyer a Closing Balance Sheet prepared in accordance with generally accepted accounting principles on a basis consistent with Seller's past practices and fairly presenting in all material respects the financial condition of Seller as of the Effective Time, and final itemized lists of the Accounts (including an aging schedule), Current Assets and Equipment.

         4.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as agreed between the parties as soon as practical after the finalization of the Closing Date Balance Sheet. The parties shall not file any return or document with the Internal Revenue Service that is inconsistent with such allocation.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows, subject to any exceptions disclosed on the Disclosure Schedule. The information shown on the Disclosure Schedule specifically refers to the section(s) or subsection(s) of this Article V to which such information is responsive. For purposes of this
Article V, references to the "knowledge" of Seller means those facts and matters which are known by Schacht or the other officers or managers of Seller, or through the exercise of reasonable diligence should be known by Schacht.

         5.1 Organization. Seller is a corporation validly existing and in active status under the Laws of the State of Wisconsin. Seller has all requisite corporate power and corporate authority to carry on the Business as it is now being conducted. Schacht owns 100% of the outstanding capital stock of Seller. There are no outstanding options, warrants or other rights to acquire any capital stock of Seller, except for the rights of Wells Fargo as described on the Disclosure Schedule.

         5.2 Authorization, Validity, Etc. Seller has all requisite corporate power and authority to enter into this Agreement and carry out the Subject Transactions. Seller's Board of Directors and sole shareholder have duly authorized Seller's execution and delivery of this Agreement and its consummation of the Subject Transactions, and no other corporate action by Seller is required by Law, its articles of incorporation or bylaws or otherwise to authorize the execution and delivery by Seller of this Agreement or the consummation by it of the Subject Transactions. This Agreement has been duly authorized, executed and delivered by Seller. This Agreement is the valid and binding agreement of Seller enforceable in accordance with its terms.

         5.3 Compliance. Neither the execution or delivery by Seller of this Agreement nor the consummation by Seller of the Subject Transactions will result in any violation of or be in conflict with, or constitute a default under, any Law applicable to Seller, any provision of Seller's articles of incorporation or bylaws or any contract to which Seller is a party or by which Seller or any Purchased Asset is bound or affected.

         5.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any person, entity or governmental or regulatory authority or agency, whether federal, state or local, is required of Seller in connection with the execution or delivery by Seller of this Agreement or the consummation by Seller of the Subject Transactions. No Acquired Contract will require the consent of the other party thereto to, or as a result of, the Subject Transactions. The consummation of the Subject Transactions will not cause the termination of, or a breach, violation or default under, any such Acquired Contract.

         5.5 Good Title. The Purchased Assets are owned by Seller, free and clear of all Liens, except those security interests, if any, described in the Disclosure Schedule (for which full releases as to the Purchased Assets will be obtained by Seller at or prior to the Closing). Except as set forth in the Disclosure Schedule, there are no Uniform Commercial Code financing statements of record in any jurisdiction showing Seller as the debtor and covering any of the Purchased Assets.

         5.6 Accounts. Except as described in the Disclosure Schedule, the Accounts represent valid claims for bona-fide, arms-length sales of goods or services made by Seller, and the aging schedule with respect thereto provided by Seller to Buyer is accurate in all material respects. The Accounts arose in the ordinary course of business. No Accounts are in dispute or, to Seller's knowledge, otherwise uncollectible, nor are any credits or other amounts due any customer.

         5.7 Intellectual Property.

                  (a) The Disclosure Schedule contains a true, correct and complete list of (i) all patents held by Seller and all re-examinations, re-issues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by Seller, including for each such patent the serial or patent number, country, filing and expiration date and title, (ii) all registered trademarks of Seller and pending trademark registrations by Seller, including, for each such trademark, the registration number, filing and expiration date, mark and class, (iii) all registered copyrights of Seller and copyright applications by Seller, including the registration number, country and filing and expiration date of each such copyright; (iv) all service marks, trade names and brand names of Seller used in the Business (whether or not registered); and (v) all software currently being used by Seller (designating whether such software is proprietary or licensed), together with an identification of licenses relating thereto. All such patents, trademarks and copyrights are properly registered, any applications therefor have been properly made, and all annuity, maintenance, renewal and other fees in connection with any of the foregoing are current.

                  (b) Neither the Intellectual Property, nor the conduct of the Business, infringes on the intellectual property rights of any other party. Since January 1, 2000, no claim or allegation of infringement has been made by or against Seller, whether relating to any item of Intellectual Property or otherwise, no claim or allegation of misappropriation or misuse of any item of Intellectual Property has been made by or against Seller, and no claim or allegation has been asserted by any Person with respect to the ownership or use of any of the Intellectual Property by Seller or challenging or questioning the validity or effectiveness of any such license, contract or commitment.

                  (c) Seller has good and valid title to, or otherwise possesses exclusive rights to, the Intellectual Property, except to the extent it licenses such Intellectual Property under licenses disclosed in the Disclosure Schedule. Seller has validly licensed any and all non-proprietary software used in the conduct of the Business, and Seller's use of any such software has been in accordance, in all material respects, with the terms and conditions of any such licenses.

                  (d) The Disclosure Schedule also includes a list of all licenses granted by the Seller with respect to its Intellectual Property.

         5.8 Condition of Equipment; Location of Assets; Facility.

                  (a) The Equipment, taken as a whole, is in good operating condition (ordinary wear and tear excepted), and there are no material defects or repairs needed in connection therewith.

                  (b) The Disclosure Schedule set forth the location of each item of Equipment.

                  (c) The facility identified on the Disclosure Schedule is the only real property and improvements leased by Seller. Such facility (i) is not subject to any leases or tenancies of any kind, except for Seller's leasehold interests; (ii) has direct access to and from a public road or street; (iii) is used in a manner which is permitted under applicable Laws, including zoning ordinances and environmental Laws; (iv) is in the peaceful possession of Seller; and (v) is served by all water, sewer, electrical, telephone, drainage and other utilities required for the Business. Seller owns no real estate or other real property. Seller has not, and to Seller's knowledge no third party has, stored or discharged on such premises any hazardous wastes or substances in any amount or manner which would require clean up, other remediation or reporting under applicable environmental Laws.

         5.9 Absence of Certain Changes or Events. Since January 1, 2002, the Business has been conducted in the ordinary course, and, without limiting the foregoing, (a) there has not been any material adverse change in the Business,
(b) there has not been any damage, destruction or loss (whether or not covered by insurance) which materially and adversely affects the Purchased Assets or the Business, (c) no agreement with a Customer has been terminated or expired, and
(d) Seller has not entered into any material transactions or agreements with Customers outside the ordinary course of business.

         5.10 Contracts and Commitments. Each of the Assumed Contracts is valid, binding, enforceable (subject to the effects of bankruptcy and insolvency laws) and is in full force and effect. Seller is not and, to Seller's knowledge, no other party is in material breach or material default under any Assumed Contract and, to Seller's knowledge, no event has occurred which constitutes, or with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default thereunder. Except for the Assumed Contracts or as set forth in the Disclosure Schedule, Seller is not a party to any other agreement or commitment which is material to the Business or the Purchased Assets. Schacht has not personally guarantied performance, payment or collection of any material contract of Seller.

         5.11 Litigation and Other Proceedings. No action, suit, proceeding or investigation has been commenced by or against Seller since January 1, 2000, or is currently pending against the Seller or, to Seller's knowledge, is threatened against Seller, which involves the Business, the Purchased Assets or the consummation by Seller of the Subject Transactions, before any court, arbitrator, governmental authority or agency. Seller is not subject to any judgment or decree of a court of competent jurisdiction which would limit or restrict Seller's right to enter into and carry out this Agreement or to consummate the Subject Transactions, or which would otherwise adversely affect the Business or Purchased Assets.

         5.12 Compliance with Law. Seller is in material compliance with all Laws, and has conducted the Business in material compliance with all Laws. Seller is not bound by or subject to any order, judgment or decree of any court or arbitral body affecting or limiting the scope of its operations.

         5.13 Brokerage. Except as set forth on the Disclosure Schedule, Seller has not employed or retained any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

         5.14 Financial Statements. The financial statements of Seller, consisting of balance sheets as of December 31, 2001 and March 31, 2002, and income statements for each of the years ended December 31, 2000 and 2001, and each of the quarters ended March 31, 2001 and 2002, as set forth on the Disclosure Schedule, were prepared in accordance with generally accepted accounting principles (subject, in the case of interim statements, to year-end adjustments and the absence of footnotes), and fairly present, in all material respects, the financial position of Seller as of the dates indicated and the results of its operations for the periods then ended.

         5.15 Bank Accounts. The Disclosure Schedule includes a complete list, including account numbers and authorized signatories, of bank accounts which include Cash.

         5.16 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement of Seller contained in any certificate, Exhibit, the Disclosure Schedule or other writing furnished to Buyer by Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         6.1 Organization. Buyer is a corporation validly existing and in active status under the Laws of the State of Wisconsin, and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and lease its properties and assets.

         6.2 Authorization, Validity, Etc. Buyer has all requisite corporate power and corporate authority to enter into this Agreement and to carry out the Subject Transactions. Buyer's Board of Directors has taken all action required by Law, its charter documents or otherwise required to be taken by it to authorize the execution and delivery by Buyer of this Agreement and consummation of the Subject Transactions. No other corporate action is required to be taken by Buyer in connection with the execution or delivery by Buyer of this Agreement or the consummation by Buyer of the Subject Transactions. This Agreement is a valid and binding agreement of Buyer enforceable against it in accordance with its terms.

         6.3 Compliance. Neither the execution or delivery by Buyer of this Agreement nor the consummation by Buyer of the Subject Transactions will result in any violation of or be in conflict with, or constitute a default under, any provision of its articles of incorporation or bylaws, or any Law or material agreement to which Buyer is a party or which is applicable to Buyer.

         6.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or agency, whether federal, state or local, is required of Buyer in connection with the execution or delivery by Buyer of this Agreement or the consummation by Buyer of any of the Subject Transactions.

         6.5 Litigation and Other Proceedings. No action, suit, proceeding or investigation is pending against Buyer or to Buyer's knowledge is threatened against Buyer which would adversely affect the consummation by Buyer of the Subject Transactions, before any court, arbitrator, governmental authority or agency.

         6.6 Brokerage. Buyer has not employed or retained any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII
                                    COVENANTS

         7.1 Full Access. From the date hereof until the Closing Date, during reasonable times, during normal business hours and upon reasonable advance notice, Seller will give Buyer and its agents, accountants, attorneys and representatives access to, and will cooperate as Buyer may request in making available to it, all books, records, Customers, suppliers, employees, financial information and other information directly and reasonably relating to the Purchased Assets or the operation of the Business; provided, however, that Buyer may not communicate with Seller's suppliers, Customers and other persons having business dealings with Seller relating to the Purchasing Assets until Buyer has consulted and coordinated with, and been authorized by, Seller on such communications. Buyer is also entitled, at its own expense, to conduct inspections, appraisals and environmental reviews of the Purchased Assets, and to verify the conclusions in the reports of its consultants.

         7.2 Publicity. Each party will consult with the other party prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and will not issue any such release or make any such statement over the reasonable objection of the other party, except as required by law. Notwithstanding the above, Buyer may issue a press release pursuant to the requirements of applicable securities Laws and the rules of The Nasdaq Stock Market.

         7.3 Conduct of Business Pending the Closing. From the date hereof to the Closing, and except as otherwise expressly consented to or approved by Buyer in writing:

                  (a) Seller will not, except in the ordinary course of business consistent with past practice, engage in any transaction or activity or enter into any agreement, lease, license or commitment, which affects Seller, the Purchased Assets or the Business, or any negotiations or other discussions relating thereto;

                  (b) Seller will maintain all of its property, casualty, liability and other insurance in effect as of the date hereof through the Closing Date;

                  (c) Seller will use, operate, maintain and repair the Equipment in a normal business manner consistent with past practice;

                  (d) Seller will use its reasonable best efforts to preserve the organization of the Business intact and to preserve for Buyer the present relationships of Seller with the Customers and others having business relations with Seller;

                  (e) Seller will maintain in effect the Assumed Contracts, other than those which expire or terminate in accordance with their terms; and

                  (f) Seller will not take or fail to take any action which would create a breach of the representations or warranties of Seller set forth in Article V hereof, or which could reasonably have a material adverse effect on the Business or the Purchased Assets.

         7.4 Further Assurances. Following the Closing, each party will execute such further documents, and perform such further acts as may be reasonably necessary for Seller to sell, transfer, assign, convey and deliver the Purchased Assets to Buyer on the terms herein contained, and as may be reasonably necessary for Buyer to assume the Assumed Liabilities on the terms herein contained, and to otherwise consummate the Subject Transactions in accordance with the terms hereof.

         7.5 Accounts. If, following the Closing, any payment of any Accounts purchased by Buyer is made to Seller, Seller will promptly remit such payment to Buyer and, if such payment is in the form of a check, such check shall be endorsed by Seller to Buyer.

         7.6 Consents; Liens. Seller shall obtain all consents, approvals and authorizations of third parties and governmental and regulatory authorities necessary to sell the Purchased Assets to Buyer and assign the Assumed Contracts to, and have the Assumed Contracts assumed by, Buyer. Seller shall obtain, at or prior to the Closing Date, terminations or releases of all Liens on the Purchased Assets.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF BUYER

         Each and every obligation of Buyer under this Agreement to be performed at or before the Closing by Buyer shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Buyer:

         8.1 Representations and Warranties True. Each representation and warranty of Seller contained in Article V hereof and in any certificate and other document delivered or to be delivered by Seller pursuant hereto or in connection with the Subject Transactions, shall be true and accurate in all material respects as of the date when made and as of the Closing as though such representation and warranty were made by Seller on the Closing Date.

         8.2 Performance. Seller shall have performed and complied with each covenant and obligation required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

         8.3 No Proceeding or Litigation. As of the Closing, no suit, action, investigation, inquiry or other proceeding by or before any court or governmental body or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree shall be threatened, instituted or pending which questions the validity or legality of this Agreement or the consummation of the Subject Transactions.

         8.4 No Injunction. As of the Closing, there shall not be any effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the Subject Transactions provided for herein or any of them not be consummated as so provided or imposing any condition on the consummation of any of the Subject Transactions.

         8.5 No Material Adverse Change; No Material Damage or Loss. During the period from the date of this Agreement to the Closing Date, there shall not have occurred or been discovered, and there shall not exist on the Closing Date, any material adverse change to the Business or the Purchased Assets, any material damage or loss to the Purchased Assets, or any condition or fact which is reasonably likely to be materially adverse to the Purchased Assets or the Business.

         8.6 Deliveries At or Prior to Closing. Seller shall have delivered or caused to be delivered the following to Buyer at or prior to the Closing, all in form reasonably satisfactory to Buyer's counsel:

                  (a) Copies of resolutions of Seller's Board of Directors and sole shareholder (certified by Seller's secretary) authorizing the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the Subject Transactions;

                  (b) A closing certificate of Seller's President certifying the fulfillment of the conditions set forth in Sections 8.1 and 8.2;

                  (c) Duly authorized partial release statements for all UCC financing statements of record which show Seller as debtor and which affect the Purchased Assets, and evidence that all Liens on the Purchased Assets have been released;

                  (d) The Non-Competition Agreements, respectively executed by Seller and Schacht;

                  (e) The Employment Agreement, executed by Schacht;

                  (f) The Bill of Sale, executed by Seller;

                  (g) Documentation satisfactory to Buyer and its counsel regarding the transfer of the Intellectual Property to Buyer;

                  (h) Documentation satisfactory to Buyer and its counsel to transfer any Cash and any related bank accounts, and provide access thereto, to Buyer;

                  (i) Originally executed copies of all consents needed from Wells Fargo and from other third parties relating to the assignment to Buyer of the Assumed Contracts; and

                  (j) All other instruments and documents required by this Agreement to be delivered by Seller to Buyer, and such other instruments and documents which Buyer or its counsel may reasonably request not inconsistent with the provisions hereof.

         8.7 Due Diligence. Buyer shall have completed its due diligence review and investigation of Seller, including the Purchased Assets and the Business, and shall have been reasonably satisfied with the results thereof. To the extent that Seller has requested that Buyer defer certain due diligence (such as discussions with Customers or employees) until after execution of this Agreement, the results of such due diligence reviews shall be satisfactory to Buyer in its sole discretion.

         8.8 Name Change. Seller shall have delivered an amendment to its articles of incorporation changing its name so that it is not confusingly similar to "Paragon Direct" or articles of dissolution, which amendment or articles would be filed promptly following the Closing.

                                   ARTICLE IX
                 CONDITIONS TO OBLIGATIONS OF SELLER AND SCHACHT

         Each and every obligation of Seller under this Agreement to be performed at or before the Closing by Seller shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Seller:

         9.1 Representations and Warranties True. Each representation and warranty of Buyer contained in Article VI hereof and in any certificate or other document delivered or to be delivered by Buyer pursuant hereto or in connection with the Subject Transactions, shall be true and accurate in all material respects as of the date when made and as of the Closing as though such representation and warranty were made by Buyer on the Closing Date.

         9.2 Performance. Buyer shall have performed and complied with each covenant and obligation required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

         9.3 No Proceeding or Litigation. As of the Closing, no suit, action, investigation, inquiry or other proceeding by or before any court or governmental body or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree shall be threatened, instituted or pending against Buyer which questions the validity or legality of this Agreement or the Subject Transactions.

         9.4 No Injunction. As of the Closing, there shall not be any effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the Subject Transactions provided for herein or any of them not be consummated as so provided or imposing any condition on the consummation of any of the Subject Transactions.

         9.5 Deliveries At or Prior to Closing. Buyer shall have delivered or caused to be delivered the following to Seller at or prior to the Closing, all in form reasonably satisfactory to Seller's counsel:

                  (a) A closing certificate of the President or a Vice President of Buyer certifying the fulfillment of the conditions set forth in Sections 9.1 and 9.2;

                  (b) The Non-Competition Agreements, executed by Buyer;

                  (c) The Employment Agreement, executed by Buyer;

                  (d) The Bill of Sale, executed by Buyer;

                  (e) Payment by Buyer of the amount due at Closing as set forth in Section 4.1; and

                  (f) All other instruments and documents required by this Agreement to be delivered by Buyer to Seller, and such other instruments and documents which Seller or its counsel may reasonably request not inconsistent with the provisions hereof.

                                   ARTICLE X
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         10.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article X. The party or parties seeking indemnification are sometimes referred to in this Article X as the "Indemnified Party" and the party or parties against which indemnification is sought are sometimes referred to as the "Indemnifying Party."

         10.2 Survival. All representations and warranties of a party contained in this Agreement or in any certificate or other document delivered in connection with the Subject Transactions shall survive the Closing Date (regardless of any investigation by any other party to this Agreement) for a period of one (1) year thereafter, except that the representations and warranties set forth in Sections 5.1 through 5.5 shall survive for the applicable statute of limitations.

         10.3 Indemnification Covenants of Seller. Seller indemnifies Buyer for and holds Buyer harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (collectively "Losses"), including without limitation, reasonable attorneys' fees and disbursements, sustained or incurred by Buyer as a result of, arising out of or incidental to:

                  (a) Any breach or inaccuracy of any representation or warranty made by Seller to Buyer in this Agreement or in any certificate or other document delivered by Seller to the Buyer in connection with the Subject Transactions;

                  (b) Any failure of Seller to comply with, or any breach or nonfulfillment by Seller of, any covenant of Seller set forth in this Agreement, in Seller's Non-Competition Agreement, or in any certificate or other document delivered by Seller to Buyer in connection with the Subject Transactions;

                  (c) Except for the Assumed Liabilities, any actual or alleged liability or obligation of Seller or arising out of Seller's ownership and operation of Purchased Assets or conduct of the Business prior to the Closing Date;

                  (d) Non-compliance with any applicable bulk sales or transfer laws; or

                  (e) Any suit, action or other proceeding brought by any person and arising out of or in any way related to any of the matters referred to in Sections 10.3(a), 10.3(b), 10.3(c) or 10.3(d) hereof.

References to Buyer in this Section 10.3 includes Buyer's shareholders, officers, employees, directors, affiliates, agents and successors.

         10.4 Indemnification Covenants of Buyer. Buyer will indemnify Seller for and hold Seller harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including without limitation reasonable attorneys' fees and disbursements, sustained or incurred by Seller as a result of, arising out of or incidental to:

                  (a) Any breach or inaccuracy of any representation or warranty made by Buyer in this Agreement or in any certificate or other document delivered by Buyer to Seller in connection with the Subject Transactions;

                  (b) Any failure of Buyer to comply with, or any breach or nonfulfillment by Buyer of, any covenant of Buyer set forth in this Agreement or in any certificate or other document delivered by Buyer to Seller in connection with the Subject Transactions;

                  (c) Any failure of Buyer to timely pay, perform or discharge any Assumed Liability; or

                  (d) Any suit, action or other proceeding brought by any person and arising out of or in any way related to any of the matters referred to in
Section 10.4(a), 10.4(b) or 10.4(c) hereof.

References to Seller in this Section 10.4 include Seller's shareholders, officers, employees, directors, affiliates, agents and successors.

         10.5 Claims for Indemnification.

                  (a) Promptly upon the Indemnified Party obtaining knowledge of any facts causing it to believe that it has a claim for indemnification against the Indemnifying Party hereunder, the Indemnified Party shall give written notice of such claim to the Indemnifying Party. Such written notice shall set forth the nature and (to the extent then known) the amount of the claim. Notwithstanding the foregoing, the Indemnified Party's right of indemnification hereunder shall not be affected by its failure to give or by its delay in giving such notice unless, and then only to the extent that, the rights of the Indemnifying Party are materially prejudiced as a result of such failure or delay.

                  (b) The Indemnified Party shall tender to the Indemnifying Party the defense of any claim, suit, proceeding, action or assessment brought by any third party (hereinafter "Third Party Claim"). The Indemnifying Party shall have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnifying Party shall elect to assume the defense of any such Third Party Claim by notifying the Indemnified Party within 10 days following notice from the Indemnifying Party. Failure by the Indemnifying Party to assume such defense shall be deemed a waiver by the Indemnifying Party of its right to so defend. If the Indemnifying Party assumes such defense, the obligations of the Indemnifying Party hereunder as to such Third Party Claim shall include taking all steps reasonably necessary in the defense or settlement thereof. Except with the written consent of the Indemnified Party, the Indemnifying Party, in the defense of any such Third Party Claim, shall not consent to the entry of any judgment against or adversely affecting the Indemnified Party (other than a judgment of dismissal on the merits and without costs) or enter into any settlement unless such settlement provides that the Indemnified Party is fully released from all liability by the third party as to such Third Party Claim. The Indemnified Party shall have the right to participate, at its expense, in the defense of any such Third Party Claim.

                  (c) If the Indemnifying Party does not assume the defense of any Third Party Claim as provided herein, the Indemnified Party may defend against such Third Party Claim in such manner that the Indemnified Party deems advisable or appropriate and may settle such Third Party Claim or consent to the entry of judgment with respect thereto upon such terms as it deems advisable or appropriate, and in such event the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement or judgment and for any and all amounts recoverable pursuant to Section 10.3 or 10.4, including all damages, costs and expenses sustained or incurred by the Indemnified Party which result from, arise out of or are incidental to the defense or settlement of such Third Party Claim.

                  (d) Subject to the provisions below, Buyer shall have the right, upon written notice to Seller, to set off the amount of any indemnification claims it has pursuant to Section

10.3 hereof from any other payments due to Seller (including the payments set forth in Article IV hereof). Seller retains all rights to challenge any such offset.

                           (i) In the event the set off relates to a Third Party
Claim, Buyer may retain such amount until such Third Party Claim is resolved, at which time Buyer may retain an amount equaling its Losses and shall promptly pay to Seller any amount which may be remaining after in excess of its related Losses.

                           (ii) As to any claim of indemnity not relating to a
Third Party Claim or any disagreement as to Losses under (i) above, the Buyer and Seller shall negotiate in good faith to resolve any such claim for a period of 15 business days after Buyer's notice to Seller. In the event that the parties have not been able to resolve any dispute within that period, Buyer shall then deposit such amount as is in dispute with a mutually acceptable escrow agent, and Seller and Buyer shall settle such dispute through an expedited mediation or arbitration procedure which is mutually agreeable.

                                   ARTICLE XI
                              TERMINATION; REMEDIES

         11.1 Right to Terminate. Anything to the contrary herein notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time after June 15, 2002, if the Closing has not occurred by such date, time being of the essence:

                  (a) By the mutual written agreement of the parties;

                  (b) By Buyer, if any condition set forth in Article VIII has not been satisfied; or

                  (c) By Seller, if any condition set forth in Article IX has not been satisfied.

         11.2 Rights on Termination; Waiver. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement shall terminate, except for those contained in Section 12.1 and this
Section 11.2. In the event of termination pursuant to Section 11.1(b) or 11.1(c), the terminating party shall be entitled to all remedies available at law or in equity.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses incurred by a party in connection with this Agreement shall be borne by such party, including, without limitation, all fees of its counsel, consultants and accountants; provided, however, that Seller shall be liable for and pay all personal property, transfer, sales and use taxes incurred in connection with the purchase and sale of the Purchased Assets contemplated by this Agreement.

         12.2 Notices. Each notice, request, demand or other communication by a party to another party required or permitted by this Agreement shall be in writing and shall be personally delivered, sent by U.S. certified mail, return receipt requested (postage prepaid), by overnight commercial courier (charges prepaid), or sent by facsimile transmission (but each such facsimile transmission shall be confirmed by sending a copy thereof to the other party by certified mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party set forth below or to such other address as such party shall have communicated to the other parties in accordance with this Section. Any notice shall be deemed to have been given when personally delivered, on the date of sending when sent by facsimile transmission, on the second business day following the date of sending when sent by certified mail or on the first business day following the date of sending when sent by overnight commercial courier.

                 (a)   If to Buyer, to:       Outlook Group Corp.
                                              Attention: President
                                              1180 American Drive
                                              Neenah, Wisconsin 54957
                                              Fax: (920) 727-8550

                       with a copy to:        Kenneth V. Hallett, Esq.
                                              Quarles & Brady LLP
                                              411 East Wisconsin Avenue
                                              Milwaukee, Wisconsin  53202-4497
                                              Fax: (414) 271-3552

                 (b)   If to Seller, to:      Terry P. Schacht
                                              453 Deerwood Ct.
                                              Grafton, Wisconsin 53024
                                              Fax: (262) 375-7050

                       with a copy to:        Albert S. Orr, Esq.
                                              Reinhart Boerner Van Deuren S.C.
                                              1000 North Water Street
                                              Milwaukee, Wisconsin 53202
                                              Fax:  (414) 298-8097

         12.3 Entire Agreement. This Agreement, including the Exhibits hereto, the Disclosure Schedule (which constitutes a part of this Agreement as if set forth in full herein) and the other documents and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and supersedes all other agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, partner, employee or representative of any party hereto.

         12.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Notwithstanding the above, Buyer may assign its rights and delegate its obligations under this Agreement without Seller's consent to a wholly-owned subsidiary of Buyer or in connection with the sale of the stock or assets of Buyer or a subsidiary of Buyer or a merger of Buyer or a subsidiary of Buyer with another entity.

         12.5 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         12.6 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         12.7 Employees. Buyer agrees to extend offers of employment to substantially all of Seller's employees on the Closing Date. The foregoing provision does not constitute an offer to employ any in particular person, create any right of continued employment, or limit Buyer's right to determine appropriate compensation and benefits.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

                               OUTLOOK GROUP CORP.


                               By:        /s/ Richard C. Fischer
                                    -------------------------------------
                                       Richard C. Fischer
                                       Chairman and Chief Executive Officer


                               PARAGON DIRECT, INC.


                               By:        /s/ Terry P. Schacht
                                    -------------------------------------
                                       Terry P. Schacht, President

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
ARTICLE I             DEFINITIONS................................................................................1

         1.1      Accounts.......................................................................................1
         1.2      Assumed Contracts..............................................................................1
         1.3      Assumed Liabilities............................................................................1
         1.4      Bill of Sale...................................................................................1
         1.5      Business.......................................................................................1
         1.6      Cap............................................................................................2
         1.7      Cash...........................................................................................2
         1.8      Closing........................................................................................2
         1.9      Closing Date...................................................................................2
         1.10     Closing Balance Sheet..........................................................................2
         1.11     Current Assets.................................................................................2
         1.12     Customers......................................................................................2
         1.13     Disclosure Schedule............................................................................2
         1.14     Effective Time.................................................................................2
         1.15     Employment Agreement...........................................................................2
         1.16     Equipment......................................................................................2
         1.17     Excluded Assets................................................................................3
         1.18     Indemnified Party; Indemnifying Party..........................................................3
         1.19     Intellectual Property..........................................................................3
         1.20     Knowledge......................................................................................3
         1.21     Law............................................................................................3
         1.22     Lien...........................................................................................3
         1.23     Non-Competition Agreements.....................................................................3
         1.24     Purchase Price.................................................................................3
         1.25     Purchased Assets...............................................................................3
         1.26     Schacht........................................................................................4
         1.27     Special Accounts...............................................................................4
         1.28     Subject Transactions...........................................................................4
         1.29     Third Party Claim..............................................................................4
         1.30     Wells Fargo....................................................................................4

ARTICLE II            PURCHASE AND SALE..........................................................................4
ARTICLE III           ASSUMPTION OF LIABILITIES..................................................................4
ARTICLE IV            PURCHASE PRICE; ADJUSTMENTS................................................................4

         4.1      Amount; Payment Schedule.......................................................................4
         4.2      Lists of Purchased Assets; Closing Balance Sheet...............................................6
         4.3      Allocation of Purchase Price...................................................................6

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF SELLER...................................................6

         5.1      Organization...................................................................................6
         5.2      Authorization, Validity, Etc...................................................................6
         5.3      Compliance.....................................................................................7

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             PAGE
                                                                                                             ----
         5.4      Consents and Approvals.........................................................................7
         5.5      Good Title.....................................................................................7
         5.6      Accounts.......................................................................................7
         5.7      Intellectual Property..........................................................................7
         5.8      Condition of Equipment; Location of Assets; Facility...........................................8
         5.9      Absence of Certain Changes or Events...........................................................8
         5.10     Contracts and Commitments......................................................................8
         5.11     Litigation and Other Proceedings...............................................................9
         5.12     Compliance with Law............................................................................9
         5.13     Brokerage......................................................................................9
         5.14     Financial Statements...........................................................................9
         5.15     Bank Accounts..................................................................................9
         5.16     Full Disclosure................................................................................9

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF BUYER....................................................9

         6.1      Organization..................................................................................10
         6.2      Authorization, Validity, Etc..................................................................10
         6.3      Compliance....................................................................................10
         6.4      Consents and Approvals........................................................................10
         6.5      Litigation and Other Proceedings..............................................................10
         6.6      Brokerage.....................................................................................10

ARTICLE VII           COVENANTS.................................................................................10

         7.1      Full Access...................................................................................10
         7.2      Publicity.....................................................................................11
         7.3      Conduct of Business Pending the Closing.......................................................11
         7.4      Further Assurances............................................................................11
         7.5      Accounts......................................................................................11
         7.6      Consents; Liens...............................................................................11

ARTICLE VIII          CONDITIONS TO OBLIGATIONS OF BUYER........................................................12

         8.1      Representations and Warranties True...........................................................12
         8.2      Performance...................................................................................12
         8.3      No Proceeding or Litigation...................................................................12
         8.4      No Injunction.................................................................................12
         8.5      No Material Adverse Change; No Material Damage or Loss........................................12
         8.6      Deliveries At or Prior to Closing.............................................................12
         8.7      Due Diligence.................................................................................13
         8.8      Name Change...................................................................................13

ARTICLE IX            CONDITIONS TO OBLIGATIONS OF SELLER AND SCHACHT...........................................13

         9.1      Representations and Warranties True...........................................................13
         9.2      Performance...................................................................................14
         9.3      No Proceeding or Litigation...................................................................14

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             PAGE
                                                                                                             ----

         9.4      No Injunction.................................................................................14
         9.5      Deliveries At or Prior to Closing.............................................................14

ARTICLE X             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...............................14

         10.1     General.......................................................................................14
         10.2     Survival......................................................................................14
         10.3     Indemnification Covenants of Seller...........................................................15
         10.4     Indemnification Covenants of Buyer............................................................15
         10.5     Claims for Indemnification....................................................................16

ARTICLE XI            TERMINATION; REMEDIES.....................................................................17

         11.1     Right to Terminate............................................................................17
         11.2     Rights on Termination; Waiver.................................................................17

ARTICLE XII           MISCELLANEOUS PROVISIONS..................................................................17

         12.1     Fees and Expenses.............................................................................17
         12.2     Notices.......................................................................................17
         12.3     Entire Agreement..............................................................................18
         12.4     Successors and Assigns........................................................................18
         12.5     Third Parties.................................................................................19
         12.6     Severability..................................................................................19
         12.7     Employees.....................................................................................19

                                LIST OF EXHIBITS


         EXHIBIT                            DESCRIPTION
         -------                            -----------

         A                                  Bill of Sale
         B                                  Non-Competition Agreement--Seller
         C                                  Non-Competition Agreement--Schacht




                                LIST OF SCHEDULES


         SCHEDULE                           DESCRIPTION
         --------                           -----------

         1.2                                Assumed Contracts
         1.12                               Customers
         1.16                               Equipment
         1.27                               Special Accounts


                        LIST OF DISCLOSURE SCHEDULE ITEMS


         SCHEDULE                           DESCRIPTION
         --------                           -----------

         5.1                                Wells Fargo Rights
         5.5                                Security Interests
         5.6                                Accounts
         5.7                                Intellectual Property
         5.8                                Location of Equipment; Facility
         5.10                               Other Contracts
         5.14                               Financial Statements
         5.15                               Bank Accounts